SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	13-4182182 (I.R.S. Employer Identification no.)

85 Broad Street New York, New York (Address of Principal Executive Offices)	10004 (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]	If this form relates to the
registration of a class of debt
securities and is to become effective
simultaneously with the
effectiveness of a concurrent
registration statement under the
Securities Act of 1933 pursuant to
General Instruction A(c)(2) please
check the following box. [ ]

Securities Act registration statement file number to which this form relates:	333-64594 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Certificates Series 2002-2	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

           The Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Certificates Series 2002-2 (the “Certificates”) are issued by Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Series 2002-2 (the “Trust”), a New York common law trust, pursuant to the Trust Agreement of the Trust, dated as of May 3, 2002 between Credit and Asset Repackaging Vehicle Corporation, as depositor (the “Depositor”), and Wells Fargo Bank Minnesota, National Association, as trustee. The particular terms of the Certificates are described in the prospectus which forms a part of the Registration Statement on Form S-3 (the “Registration Statement”), File No. 333-64594, filed by the Depositor with the Securities and Exchange Commission. Such prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference to the Registration Statement.

Item 2.  Exhibits

Exhibit

4(a)	Trust Agreement of Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Series 2002-2 (incorporated by reference to Exhibit 4.1 to the Registration Statement).

4(b)	Form of Public Credit and Repackaged SecuritiesSM (PCARS)SM Trust JPM Capital Trust I Certificates Series 2002-2 (incorporated by reference to Exhibit B included in Exhibit 4.1 to the Registration Statement).

99	Preliminary Prospectus pertaining to the offer and sale of the Certificates, which forms a part of, and is incorporated by reference to, the Registration Statement.

2

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CREDIT AND ASSET REPACKAGING VEHICLE CORPORATION
Date: May 6, 2002	By:	/s/ Ram Sunderam

		Name: Title:	Ram Sunderam President